UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 5, 2015
Date of Earliest Event Reported: April 30, 2015

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2015, Vertex Refining NV, LLC (“Vertex Refining”), a wholly-owned subsidiary of Vertex Energy, Inc. (together with Vertex Refining, the “Company”, “we” and “us”), entered into a Lease With Option For Membership Interest Purchase (the “Bango Lease”) with Bango Oil, LLC (“Bango Oil”). Pursuant to the Bango Lease, we, through Vertex Refining, agreed to lease a used oil re-refining plant located on approximately 40 acres in Churchill County, Nevada (the “Bango Plant”). The Bango Plant produces base lubricating oils and all of the raw and finish products into and out of the Bango Plant are transported by either rail car or tanker trucks.

The Bango Plant was previously leased by Bango Refining NV, LLC (“Bango Refining”), a subsidiary of Omega Holdings Company LLC (“Omega”), with whom we entered into an Asset Purchase Agreement in March 2014, which was to close in two parts, the first of which relating to the acquisition of substantially all of the assets of Omega Refining, LLC, closed in May 2014, and the second of which relating to acquisition of the rights Omega and Bango Refining had to the Bango Plant, failed to close due to Omega’s inability to perform its closing deliveries under the Asset Purchase Agreement. The Bango Plant was previously leased by Bango Refining; however, the lease was recently terminated by Bango Oil and we were able to enter into the Bango Lease directly with Bango Oil instead of having to acquire the rights to the Bango Plant pursuant to the prior terms of the Asset Purchase Agreement, pursuant to which we were originally required to deliver 1.5 million shares to Omega and to forgive amounts due under the Secured Promissory Note described below. Bango Refining ceased operating the Bango Plant on April 30, 2015. As a result of its lease with Bango Oil, Vertex Refining has the right as of May 1, 2015 to operate the Bango Plant and is in the process of obtaining required operating permits.

The Bango Lease contains usual and customary covenants, representations, events of default and indemnification requirements for a commercial lease agreement of similar size and scope as the Bango Lease. The term of the Bango Lease continues until August 10, 2025, provided that as long as no event of default under the Bango Lease exists, we have the right to terminate the Bango Lease at any time, beginning six months after the start of the lease with twelve months prior notice to Bango Oil, provided further that Bango Oil can terminate the Bango Lease with thirty days prior notice to us during the twelve month notice period (i.e., after we have previously provided the twelve month notice of our intent to terminate the Bango Lease). Notwithstanding the above, we also have the right, during the first six months of the lease, to terminate the Bango Lease with five days written notice to Bango Oil in the event certain material improvements or equipment at the Bango Plant are physically removed by creditors of Omega, or such creditors obtain a preliminary injunction preventing the use of a material portion of such improvements or equipment, and in either case it interferes with our use of the plant.

No rent is due under the Bango Lease until January 1, 2016, at which time rent in the amount of $244,000 per month is due for the remainder of the term of the lease. We also have the option of paying rent which is due during 2016 in shares of our restricted common stock. Specifically, we have the right to issue shares of restricted common stock to Bango Oil equal to 110% of the rental payment due, based on the volume weighted average price (VWAP) of our common stock during the ten day period preceding the first of each applicable month, provided that if on the six month anniversary of the issuance of any stock issued in consideration for rent due, the value of the stock issued is less than 110% of the rental payment due, we are required to pay Bango Oil the difference in cash or issue Bango Oil additional shares of common stock equal to the difference in value. In addition to monthly rent, we are required to pay all taxes assessed on the property under the Bango Lease.

The Bango Lease also includes a purchase option, whereby, if no event of default exists on the Bango Lease, we have the option at any time during the term of the lease to purchase all of the equity interests of Bango Oil (the “Purchase Option”), effectively acquiring ownership of the Bango Plant. The initial consideration due to Bango Oil in connection with the Purchase Option is $8.5 million, provided that if the Purchase Option is not exercised by us prior to August 31, 2015, the amount due increases by $125,000 per month until July 1, 2016, and $3,000 per month thereafter, up to a maximum of $13 million, assuming we make timely rental payments under the lease (in the event we fail to timely make any rental payment due, the monthly increase in the purchase price for such applicable month increases by an additional $122,000).

We also continue to maintain a first priority security interest in certain personal property of Omega used at the plant pursuant to our prior agreements with Omega (which property we lease pursuant to the Personal Property Leases described below), including a Secured Promissory Note evidencing amounts we (through Vertex Refining) advanced to Omega at the first closing to permit it to deliver the Omega Refining assets purchased at the first closing free and clear of any liens, which funds were subsequently loaned to Bango Refining, in the aggregate amount of $14,358,067, which Omega failed to pay as of its due date on March 31, 2015, has failed to pay to date, and which Secured Promissory Note is currently in default. In the event we obtain title to such property which secures the repayment of the Secured Promissory Note through a foreclosure, we agreed to transfer certain assets which constitute fixtures to Bango Oil upon the termination of the Bango Lease, unless such termination is due to us exercising our rights under the Purchase Option. Notwithstanding the above, Vertex Refining entered into a Personal Property Lease with Omega Refining, LLC (“Omega Refining”) and Bango Refining, LLC, both related parties of Omega on April 30, 2015 (the “Personal Property Lease”), whereby Vertex Refining agreed to lease all machinery, equipment and other tangible personal property located at the Bango Plant from Omega Refining and Bango Refining, for $220,000 per month, provided that until the Secured Promissory Note which Omega owes us is paid in full, Vertex Refining is able to accrue such payments and set them off against the amount due under the Secured Promissory Note. The Personal Property Lease terminates after 60 days unless Vertex Refining provides notice of its intent to renew for an additional 30 days. It is anticipated that Vertex Refining will acquire the leased personal property from Omega Refining and Bango Refining at the termination of the Personal Property Lease pursuant to Article 9 of the Uniform Commercial Code, with such acquisition occurring through an offset of a portion of the amount due Vertex Refining under the Secured Promissory Note.

Also on April 30, 2015, Vertex Refining and Vertex Energy Operating, LLC (“Vertex Operating”), both our wholly-owned subsidiaries, entered into a Shared Services Agreement whereby Vertex Operating agreed to operate and provide support services at the Bango Plant for $80,000 per month through May 2, 2019.

In addition to the Bango Lease for the Bango Plant, Vertex Refining also entered into two Lease and Purchase Agreements (the “Equipment Leases”). The Equipment Leases provide the use of a rail facility and related equipment and a pre-fabricated metal building located at the plant. The Equipment Leases expires on December 31, 2016, subject to certain rights Vertex Refining has to terminate the leases earlier. The monthly rental costs for the leases are $16,300 and $3,800 per month, respectively, provided no rent is due for fiscal 2015. We also have the right pursuant to the Equipment Leases to pay the rent due under the Equipment Leases in shares of our restricted common stock, equal in value to 110% of the applicable rental payment due, based on the VWAP of our common stock during the ten day period preceding the first of each applicable month, provided that if on the six month anniversary of the issuance of any stock in lieu of cash payments, the value of the stock issued (based on the then 10 day VWAP) is less than 110% of the rental payment due, we are required to pay the lessor(s) the difference in cash or issue the lessor(s) additional shares of common stock equal to the difference in value. We also have the right under the Equipment Leases to acquire the applicable property/equipment subject to each Equipment Lease at any time prior to the expiration of the leases for $914,000 and $400,000, respectively, provided such amounts are discounted to $776,900 and $340,000, respectively, if the applicable purchase option is exercised prior to August 31, 2015. Finally, we have the right pursuant to the agreements to pay the purchase price associated with the purchase option in restricted common stock, equal in value to 110% of the amount due, based on the VWAP of our common stock during the ten day period preceding the purchase date, provided that if on the six month anniversary of the issuance of any stock in lieu of a cash payment, the value of the stock issued (based on the then 10 day VWAP) is less than 110% of the purchase price, we are required to pay the lessor(s) the difference in cash or issue the lessor(s) additional shares of common stock equal to the difference in value.

Our senior lender, Goldman Sachs Bank USA (“Goldman”), approved the entry by Vertex Refining into the Bango Lease and Equipment Leases, and also waived various events of default which had previously occurred under our senior credit facility with Goldman relating to various deliverables which we failed to make to Goldman as required pursuant to the terms of the credit facility and the fact that our auditor provided a ‘going concern’ opinion in our December 31, 2014 audited financial statements, as described in greater detail in the consent letter filed herewith as Exhibit 10.4 (the “Consent Letter”).

Each of the lessors under the Bango Lease and Equipment Leases also entered into an Acknowledgement and Confirmation Agreement with us, whereby they make various representations regarding their financial suitability to receive shares of our common stock, the restricted nature of the shares they may receive in lieu of cash consideration under the leases, and their status as an accredited investor, and agreed to not sell our stock short during the term of the leases which they are party to, and we agreed to not issue such investors securities representing more than 9.99% of our outstanding common stock. All of the parties also agreed that the aggregate shares of common stock issuable pursuant to all of the leases would not (i) exceed 19.9% of the outstanding shares of our common stock on April 30, 2015, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of our common stock on April 30, 2015, or (iii) otherwise exceed such number of shares of common stock that would violate applicable listing rules of the NASDAQ Stock Market in the event our stockholders do not approve the issuance of the shares (collectively, the “Share Cap”).

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The foregoing descriptions of the Bango Lease, Acknowledgment and Confirmation Agreement, Personal Property Lease and Consent Letter, do not purport to be complete and are qualified in their entirety by reference to the Bango Lease, Acknowledgment and Confirmation Agreement, Personal Property Lease and Consent Letter, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above with respect to the Bango Lease, which is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As described above in Item 1.01, we have the option of paying the rent due during fiscal 2016 under the Bango Lease and Equipment Leases in shares of our restricted common stock subject to the terms of such agreements as described above, and provided that the aggregate number of shares issuable is subject to the Share Cap described above. We claim an exemption from registration in connection with our entry into the Bango Lease and Equipment Leases and plan to claim an exemption from registration for the issuance of shares of common stock in connection with such Bango Lease and Equipment Leases, in the event we choose to pay rent by way of the issuance of shares of our restricted common stock, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing did not and will not involve a public offering, the recipients are “accredited investors”, the recipients acquired and will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and the securities were offered without any general solicitation by us or our representatives.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1*	Lease With Option For Membership Interest Purchase (April 30, 2015), by and between Vertex Refining NV, LLC as lessee and Bango Oil, LLC, as landowner
10.2*	Acknowledgement and Confirmation Agreement (April 30, 2015), by and among Vertex Energy, Inc., Vertex Refining NV, LLC, Bango Oil, LLC, RESC, LLC, and Diatom Rail Park, LLC
10.3*	Personal Property Lease (April 30, 2015), by and between Vertex Refining NV, LLC, Omega Refining, LLC and Bango Refining NV, LLC
10.4*	Consent Letter (April 30, 2015) From Goldman Sachs Bank USA
10.5**	Press Release dated May 5, 2015

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 5, 2015	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Lease With Option For Membership Interest Purchase (April 30, 2015), by and between Vertex Refining NV, LLC as lessee and Bango Oil, LLC, as landowner
10.2*	Acknowledgement and Confirmation Agreement (April 30, 2015), by and among Vertex Energy, Inc., Vertex Refining NV, LLC, Bango Oil, LLC, RESC, LLC, and Diatom Rail Park, LLC
10.3*	Personal Property Lease (April 30, 2015), by and between Vertex Refining NV, LLC, Omega Refining, LLC and Bango Refining NV, LLC
10.4*	Consent Letter (April 30, 2015) From Goldman Sachs Bank USA
10.5**	Press Release dated May 5, 2015

* Filed herewith.
** Furnished herewith.